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                                                                   EXHIBIT 99.15



If nominated or otherwise chosen to be a director of the Company, I hereby consent to being named in the Company's Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity. If chosen to become an officer of the Company, I hereby consent to act as such.



                                        Signature:  /s/ John R. Murphy
                                                   ----------------------------



Dated:  March 19, 1998